AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                    PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     WHEREAS, the Adviser desires to appoint Sub-Adviser to provide, and Sub-Adviser has agreed to provide, additional sub-investment advisory services to a new investment portfolio of the JNL Series Trust, effective upon execution or, if later, the date that initial capital for such investment portfolio is first provided.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated January 16, 2007, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated January 16, 2007, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 16th day of January, 2007.

JACKSON NATIONAL ASSET                    PACIFIC INVESTMENT
MANAGEMENT, LLC                           MANAGEMENT COMPANY LLC


By:____________________________________   By:___________________________________
Name:  Andrew B. Hopping                  Name:_________________________________
Title: President                          Title:________________________________

                                   SCHEDULE A
                             DATED JANUARY 16, 2007
                                     (Funds)

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JNL/PIMCO Real Return Fund

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JNL/PIMCO Total Return Bond Fund

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
                                   SCHEDULE B
                             DATED JANUARY 16, 2007
                                 (Compensation)

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                           JNL/PIMCO Real Return Fund

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                    AVERAGE DAILY NET ASSETS                   ANNUAL RATE

                    -------------------------------------- --------------------
                    -------------------------------------- --------------------

                    -------------------------------------- --------------------
                    -------------------------------------- --------------------

                    Amounts over $0:                               .25%

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                    -----------------------------------------------------------

                        JNL/PIMCO Total Return Bond Fund

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                    -------------------------------------- --------------------

                    AVERAGE DAILY NET ASSETS                   ANNUAL RATE

                    -------------------------------------- --------------------
                    -------------------------------------- --------------------

                    -------------------------------------- --------------------
                    -------------------------------------- --------------------

                    Amounts over $0:                               .25%

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